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                                  EXHIBIT 12.2


                      CONSENT OF COOPERS & LYBRAND, L.L.P.
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                                                                DISCUSSION DRAFT
                                                        For review purposes only





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                   ----------



To the Board of Trustees of
Steadman Security Trust

     We consent to the includion in the Registration Statement of Steadman Security Trust on Form N-14 (File Number 811-00018) of our reports dated July 29, 1996, except for Steadman Associated Fund which is August 6, 1996, on our audits of the financial statements and financial highlights of Steadman Associated Fund, Steadman Investment Fund, Steadman American Industry Fund and Steadman Technology and Growth Fund which reports are referenced in the "Condensed Financial Information of the Funds" which is included in the Registration Statement.





                                             COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
October 15, 1996